                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            CANISCO RESOURCES, INC.
                                       AT
                          $1.00 NET PER SHARE IN CASH
                                       BY
                           CANISCO ACQUISITION, INC.,
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                       KENNY INDUSTRIAL SERVICES, L.L.C.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 11, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                   July 17, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    We are writing to you in connection with the offer by Canisco
Acquisition, Inc., a Delaware corporation ("Merger Subsidiary") and an indirect wholly owned subsidiary of Kenny Industrial Services, L.L.C., a Delaware limited liability company ("Parent"), to purchase all outstanding shares of common stock, par value $0.0025 per share (the "Shares"), of Canisco Resources, Inc., a Delaware corporation (the "Company"), at a price of $1.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 28, 2000, as amended as of July 10, 2000 (the "Merger Agreement"), by and among Parent, Merger Subsidiary and the Company. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

    Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE SHARES BENEFICIALLY OWNED BY PARENT AND MERGER SUBSIDIARY (IF ANY), REPRESENTS AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT. THE OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE
SECTION 14, "CONDITIONS TO THE OFFER."

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

        1.  Offer to Purchase, dated July 17, 2000;

        2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares;

        3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis;

        4. A printed form letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5. The letter to stockholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company, which includes the recommendation of the Board of Directors of the Company that stockholders accept the Offer and tender their Shares to Merger Subsidiary pursuant to the Offer; and

        6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE VOTING AGREEMENT, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND FAIR AND EQUITABLE TO THE COMPANY'S STOCKHOLDERS, AND HAS UNANIMOUSLY APPROVED THE VOTING AGREEMENT, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Merger Subsidiary will accept for payment and will pay for, as soon as practicable after the Expiration Date, all Shares validly tendered prior to the Expiration Date and not properly withdrawn in accordance with Section 4, "Withdrawal Rights." In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) certificates for such Shares (or a timely Book-Entry Confirmation (as defined in Section 3, "Procedures for Tendering Shares," of the Offer to Purchase) with respect thereto), (2) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3, "Procedures for Tendering Shares," of the Offer to Purchase) in lieu of the Letter of Transmittal, and (3) any other documents required by the Letter of Transmittal.

    Neither Parent nor Merger Subsidiary will pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and Depositary as described in Section 16, "Fees and Expenses," of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Brokers, dealers, banks and trust companies will be reimbursed by Merger Subsidiary for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers. Except as otherwise provided in Instruction 6 of the Letter of Transmittal, Merger Subsidiary will pay or cause to be paid all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 11, 2000, UNLESS THE OFFER IS EXTENDED.

    Any stockholder wishing to tender Shares must (1) complete and sign the enclosed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver the Letter of Transmittal and all other required documents to the Depositary, together with the certificates representing the Shares or follow the procedure for book-entry transfer set forth in

Section 3, "Procedures for Tendering Shares," of the Offer to Purchase or
(2) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for the stockholder. Any stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person to tender such Shares.

    Any stockholder who wishes to tender Shares and cannot deliver certificates representing such Shares and all other required documents to the Depositary prior to the expiration of the Offer, or who cannot comply with the procedures for book-entry transfer on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3, "Procedures for Tendering Shares," of the Offer to Purchase.

    Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at its address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained by calling the Information Agent, Morrow & Co., Inc., toll free at (800) 566-9061 or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,
                                          CANISCO ACQUISITION, INC

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF MERGER SUBSIDIARY, PARENT, THE DEPOSITARY, OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.